EXHIBIT 5.1
Teleflex Incorporated
155 South Limerick Road
Limerick, Pennsylvania 19468
February 25, 2009
Teleflex Incorporated
155 South Limerick Road
Limerick, Pennsylvania 19468

Re:	Teleflex Incorporated Registration Statement on Form S-8 Relating to the Teleflex Incorporated 2008 Stock Incentive Plan
Ladies and Gentlemen:
I am Associate General Counsel of Teleflex Incorporated, a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to 2,500,000 shares (the “Shares”) of the Company’s common stock, $1 par value, issuable under the Teleflex Incorporated 2008 Stock Incentive Plan (the “Plan”).
In connection with this opinion letter, I have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company the Plan, and such other documents, records and instruments as I have deemed appropriate for purposes of the opinion set forth herein.
I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to me as originals, the conformity with the originals of all documents submitted to me as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to me as copies.
Based upon the foregoing, I am of the opinion that Shares to be originally issued under the Plan are duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.
The opinions expressed herein are limited to the Delaware General Corporation Law. I assume no obligation to revise or supplement the opinion should the present laws, or the interpretation thereof, be changed in respect of any circumstances or events that occur subsequent to the date hereof.
I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not hereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.
Very truly yours,
/s/ James J. Leyden
James J. Leyden
Associate General Counsel